Exhibit 99.1

 WASTE CONNECTIONS REPORTS THIRD QUARTER 2006 RESULTS AND ANNOUNCES INCREASE IN
                            STOCK REPURCHASE PROGRAM

    - Revenue increases 14.7% to $216.5 million with stronger than expected margins
    - Reports internal growth of 5.3% price and 2.6% volume
    - Repurchases approximately $100.2 million YTD of common stock
    - Increases stock repurchase program to $500 million

    FOLSOM, Calif., Oct. 23 /PRNewswire-FirstCall/ -- Waste Connections, Inc. (NYSE: WCN) today announced its results for the third quarter 2006. Revenue totaled $216.5 million, a 14.7% increase over revenue of $188.7 million in the year ago period. Operating income was $47.5 million versus $46.5 million in the third quarter of 2005. Net income was $21.9 million, or $0.47 per share on a diluted basis of 46.6 million shares. In the year ago period, the Company reported net income of $24.5 million and diluted earnings per share of $0.51. The current period results were affected by a higher than anticipated effective tax rate of 39.9%, compared to 34.5% in the year-ago period. This increase was due to an adjustment of $2.6 million, or approximately $0.06 per share, to accrued deferred tax liabilities resulting from an increase in the Company's estimated deferred tax rate.

    "We are extremely pleased with our operating results in the quarter, which exceeded the upper end of our outlook. We expect continuing pricing strength to result in sequentially more favorable year-over-year margin comparisons in the fourth quarter, providing a springboard for further improvements in 2007," said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. "Our strong free cash flow has enabled us already to meet our goal of repurchasing at least $100 million of stock during the year while maintaining our strong credit profile. We believe our improving financial outlook and free cash flow will continue to enable us to both execute our growth strategy and repurchase approximately 6% of outstanding shares per year without a material impact to our capital structure."

    The Company also announced that its Board of Directors has authorized a $200 million increase to its ongoing common stock repurchase program, increasing the total authorized amount to $500 million, and an extension of the program's term through December 31, 2008. Stock repurchases may be made in the open market or in privately negotiated transactions from time to time at management's discretion. The timing and amounts of any repurchases will depend on many factors, including the Company's capital structure, the market price of the common stock and overall market conditions.

    For the nine months ended September 30, 2006, revenue was $613.7 million, a 15.0% increase over revenue of $533.5 million in the year ago period. Operating income was $127.5 million versus $128.8 million for the same period in 2005. Net income for the nine months ended September 30, 2006, was $56.8 million, or $1.21 per share on a diluted basis of 46.9 million shares. In the year ago period, the Company reported income from continuing operations of $65.8 million and diluted earnings per share from continuing operations of $1.36.

    The Company noted the following items which contributed to the year-over-year change in net income and diluted earnings per share:

    -- write-off of unamortized debt issuance costs associated with convertible notes redeemed during the second quarter of 2006 in the amount of $4.2 million ($2.6 million net of taxes), or a decrease of approximately $0.06 per share;
    -- additional development costs in the second quarter of 2006 for insurance claims from prior years of $3.8 million ($2.4 million net of taxes), or a decrease of approximately $0.05 per share;
    -- stock-based compensation costs of $2.6 million ($1.6 million net of taxes), or a decrease of approximately $0.03 per share;
    -- reduced interest expense in the second quarter of 2006 due to the redemption of convertible notes of $1.0 million ($0.6 million net of taxes), or an increase of approximately $0.01 per share; and
    -- an increase in the estimated effective state tax rate which resulted in a $2.6 million adjustment to accrued deferred tax liabilities in the third quarter, increasing the effective tax rate for the nine months ended September 30, 2006, to 38.4% from 36.2% in the year ago period.

    Waste Connections will be hosting a conference call related to third quarter earnings and fourth quarter outlook on October 24th at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com and through a link on the Company's web site at www.wasteconnections.com . A playback of the call will be available at both of these sites.

    For non-GAAP measures, see accompanying Non-GAAP Reconciliation Schedule.

    In the second quarter of 2005, Waste Connections classified as discontinued operations the results of certain operations in Utah and California that were exited during that quarter. Results for 2005 have been reclassified to present the results for these operations as discontinued operations.

    In accordance with the Company's adoption of SFAS 123R at the beginning of the first quarter of 2006, excess tax benefits on the exercise of stock options, which totaled $5.7 million for the nine months ended September 30, 2006, are now classified as a cash flow from financing activities, rather than as a cash flow from operating activities as classified in prior year periods. This requirement will reduce the amounts recorded as net cash provided by operating activities, and will increase the amount recorded as net cash provided by financing activities. In order to improve comparability to prior periods, the Company's definition of free cash flow, a non-GAAP financial measure, has been expanded to include the excess tax benefits on the exercise of stock options. Total cash flow will remain unchanged from what would have been reported under prior accounting rules.

    Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves more than one million residential, commercial and industrial customers from a network of operations in 22 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

    For more information, visit the Waste Connections web site at www.wasteconnections.com . Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

    Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (2) increases in the price of fuel may adversely affect Waste Connections' business and reduce its operating margins; (3) increases in labor and disposal and related transportation costs could impact Waste Connections' financial results; (4) efforts by labor unions could divert management attention and adversely affect operating results; (5) increases in insurance costs and the amount that Waste Connections self-insures for various risks could reduce its operating margins and reported earnings; (6) Waste Connections may lose contracts through competitive bidding, early termination or governmental action; (7) the geographic concentration of Waste Connections' business makes its results vulnerable to economic and seasonal factors affecting the regions in which it operates; (8) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections' ability to grow through acquisitions; (9) Waste Connections' growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations;
(10) Waste Connections' acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (11) Waste Connections' Amended and Restated Revolving Credit and Term Loan Agreement and other factors and considerations may limit the number of shares repurchased under Waste Connections' stock repurchase program; (12) because Waste Connections depends on railroads for its intermodal operations, its operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (13) Waste Connections' intermodal business could be adversely affected by steamship lines diverting business to ports other than those Waste Connections services, or by heightened security measures or actual or threatened terrorist attacks; (14) Waste Connections depends significantly on the services of the members of its senior and district management team, and the departure of any of those persons could cause its operating results to suffer; (15) Waste Connections' decentralized decision-making structure could allow local managers to make decisions that adversely affect Waste Connections' operating results; (16) Waste Connections' financial results are based upon estimates and assumptions that may differ from actual results; (17) Waste Connections may incur additional charges related to capitalized expenditures, which would decrease its earnings; (18) each business that Waste Connections acquires or has acquired may have liabilities that Waste Connections fails or is unable to discover, including environmental liabilities; and (19) the adoption of new accounting standards or interpretations could adversely impact Waste Connections' financial results. These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business. Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

                          - financial tables attached -

                             WASTE CONNECTIONS, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2006
                                   (Unaudited)
               (in thousands, except share and per share amounts)

                                               Three months ended             Nine months ended
                                                  September 30,                 September 30,
                                           ---------------------------   ---------------------------
                                               2005           2006           2005           2006
                                           ------------   ------------   ------------   ------------
Revenues                                   $    188,745   $    216,547   $    533,454   $    613,686
Operating expenses:
  Cost of operations                            108,049        128,709        305,815        368,346
  Selling, general
   and administrative                            17,686         21,424         51,924         61,846
  Depreciation and
   amortization                                  16,728         19,072         47,278         56,040
  Gain on sale of assets                           (198)          (189)          (332)           (35)
Operating income                                 46,480         47,531        128,769        127,489

Interest expense                                 (6,033)        (7,572)       (16,543)       (21,685)
Minority interests                               (3,158)        (3,719)        (9,272)        (9,748)
Other income
 (expense), net                                      55            141            226         (3,840)
Income from continuing
 operations before
 income tax                                      37,344         36,381        103,180         92,216

Income tax provision                            (12,869)       (14,508)       (37,360)       (35,420)
Income from continuing
 operations                                      24,475         21,873         65,820         56,796
Loss from discontinued
 operations, net of tax                              --             --           (579)            --

Net income                                 $     24,475   $     21,873   $     65,241   $     56,796

Basic earnings per common share:
  Continuing operations                    $       0.53   $       0.48   $       1.40   $       1.25
  Discontinued operations                            --             --          (0.01)            --
  Net income per
   common share                            $       0.53   $       0.48   $       1.39   $       1.25

Diluted earnings per common share:
  Continuing operations                    $       0.51   $       0.47   $       1.36   $       1.21
  Discontinued operations                            --             --          (0.02)            --
  Net income per
   common share                            $       0.51   $       0.47   $       1.34   $       1.21

Shares used in the per
 share calculations:
  Basic                                      46,523,711     45,490,632     46,904,412     45,444,208
  Diluted                                    48,122,605     46,597,157     48,511,858     46,936,291

                             WASTE CONNECTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
               (in thousands, except share and per share amounts)

                                           December 31,     September 30,
                                               2005             2006
                                           -------------    -------------
ASSETS
Current assets:
  Cash and equivalents                     $       7,514    $      10,527
  Accounts receivable, net of allowance
   for doubtful accounts of $2,826 and
   $3,198 at December 31, 2005 and
   September 30, 2006, respectively               94,438          102,155
  Deferred tax assets                              5,145            7,296
  Prepaid expenses and other current
   assets                                         17,279           16,930
    Total current assets                         124,376          136,908

Property and equipment, net                      700,508          730,741
Goodwill                                         723,120          748,686
Intangible assets, net                            87,651           86,977
Restricted assets                                 13,888           15,142
Other assets, net                                 26,764           23,972
                                           $   1,676,307    $   1,742,426

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                         $      54,795    $      57,446
  Book overdraft                                   8,869            2,726
  Accrued liabilities                             44,522           64,407
  Deferred revenue                                30,957           32,404
  Current portion of long-term debt
   and notes payable                              10,858            7,078
    Total current liabilities                    150,001          164,061

Long-term debt and notes payable                 586,104          638,042
Other long-term liabilities                       20,478           16,061
Deferred tax liabilities                         175,167          188,666
    Total liabilities                            931,750        1,006,830

Commitments and contingencies
Minority interests                                26,357           28,265

Stockholders' equity:
Preferred stock: $0.01 par value;
 7,500,000 shares authorized;
 none issued and outstanding                          --               --
Common stock: $0.01 par value;
 100,000,000 shares authorized;
 45,924,686 and 45,260,160 shares
 issued and outstanding at
 December 31, 2005 and
 September 30, 2006, respectively                    459              453
Additional paid-in capital                       373,382          301,135
Deferred stock compensation                       (2,234)              --
Treasury stock at cost,
 106,600 shares outstanding
 at December 31, 2005                             (3,672)              --
Retained earnings                                345,308          402,104
Accumulated other comprehensive income             4,957            3,639
    Total stockholders' equity                   718,200          707,331
                                           $   1,676,307    $   1,742,426

                             WASTE CONNECTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2006
                                   (Unaudited)
                             (Dollars in thousands)

                                                           Nine months ended
                                                             September 30,
                                                        -----------------------
                                                          2005          2006
                                                        ---------     ---------
Cash flows from operating activities:
Net income                                              $  65,241     $  56,796
Adjustments to reconcile net income to
 net cash provided by operating activities:
  Gain on disposal of assets                                 (529)          (35)
  Depreciation                                             45,450        52,990
  Amortization of intangibles                               2,077         3,050
  Deferred income taxes, net of acquisitions               (4,814)       11,524
  Minority interests                                        9,272         9,748
  Amortization of debt issuance costs                       1,430         5,758
  Stock-based compensation                                    940         2,562
  Interest income on restricted assets                       (272)         (462)
  Closure and post-closure accretion                          509           476
  Tax benefit on the exercise of stock options              6,987            --
  Excess tax benefit on the exercise of
   stock options                                               --        (5,660)
  Net change in operating assets and
   liabilities, net of acquisitions                        23,505        15,593
Net cash provided by operating activities                 149,796       152,340

Cash flows from investing activities:
  Payments for acquisitions, net of
   cash acquired                                          (73,548)      (35,948)
  Capital expenditures for property
   and equipment                                          (61,418)      (73,482)
  Proceeds from disposal of assets                          4,420         1,950
  Decrease (increase) in restricted cash,
   net of interest income                                   1,111          (792)
  Increase in other assets                                   (612)         (321)
Net cash used in investing activities                    (130,047)     (108,593)

Cash flows from financing activities:
  Proceeds from long-term debt                            195,098       655,996
  Principal payments on notes payable
   and long-term debt                                    (132,939)     (608,141)
  Change in book overdraft                                 (3,514)       (6,143)
  Proceeds from option and warrant exercises               25,216        26,048
  Excess tax benefit on the exercise
   of stock options                                            --         5,660
  Distributions to minority interest holders               (8,526)       (7,840)
  Payments for repurchase of common stock                 (91,917)     (100,245)
  Debt issuance costs                                         (43)       (6,069)
Net cash used in financing activities                     (16,625)      (40,734)

Net increase in cash and equivalents                        3,124         3,013
Cash and equivalents at beginning of period                 3,610         7,514
Cash and equivalents at end of period                   $   6,734     $  10,527

                              ADDITIONAL STATISTICS
                      THREE MONTHS ENDED SEPTEMBER 30, 2006
                             (Dollars in thousands)

    Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

                                          Three Months Ended
                                          September 30, 2006
                                          ------------------
Price                                           5.3%
Volume                                          2.6%
Intermodal, Recycling and Other                (0.6)%
  Total                                         7.3%

    Uneliminated Revenue Breakdown:

                                          Three Months Ended
                                          September 30, 2006
                                          ------------------
Collection                                $ 157,891     64.0%
Disposal and Transfer                        69,016     28.0%
Intermodal, Recycling and Other              19,758      8.0%
  Total                                   $ 246,665    100.0%

Inter-company elimination                 $  30,118

    Days Sales Outstanding for the three months ended September 30, 2006: 43 (30 net of deferred revenue)

    Internalization for the three months ended September 30, 2006:  68%

    Other Cash Flow Items for the three months ended September 30, 2006:
      Cash Interest Paid:       $  5,744
      Cash Taxes Paid:          $  7,024

    Debt to Capitalization:  47.7%

    Share Information for the three months ended September 30, 2006:

      Basic shares outstanding                      45,490,632
      Dilutive effect of options and warrants        1,014,774
      Dilutive effect of restricted stock               91,751
      Diluted shares outstanding                    46,597,157

      Shares repurchased                               347,900

                        NON-GAAP RECONCILIATION SCHEDULE
                                 (in thousands)

    Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets and excess tax benefit on the exercise of stock options, plus or minus change in book overdraft, less capital expenditures and distributions to minority interest holders. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate free cash flow differently.

    Free cash flow reconciliation:

                                            Three Months      Nine Months
                                                Ended            Ended
                                            September 30,    September 30,
                                                2006             2006
                                            -------------    -------------
Net cash provided by operating activities   $      56,344    $     152,340
Change in book overdraft                             (809)          (6,143)
Plus: Proceeds from disposal of assets              1,637            1,950
Plus: Excess tax benefit on the exercise
 of stock options                                     158            5,660
Less: Capital expenditures for property
 and equipment                                    (24,443)         (73,482)
Less: Distributions to minority
 interest holders                                  (2,940)          (7,840)
Free cash flow                              $      29,947    $      72,485

Free cash flow as % of revenues                      13.8%            11.8%

SOURCE  Waste Connections, Inc.
    -0-                             10/23/2006
    /CONTACT: Worthing Jackman of Waste Connections, Inc., +1-916-608-8266, or worthingj@wasteconnections.com/
    /Web site:  http://www.wasteconnections.com /